Credit Suisse Strategic Small Cap Fund
Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended October 31, 2004


Portfolio:			Credit Suisse Strategic Small Cap Fund


Security:			Kinetic Concepts, Inc.


Date Purchased:			2/23/2004


Price Per Share:		$28.92


Shares Purchased
by the Portfolio *:		100


Total Principal Purchased
by the Portfolio *:		$2,892.00


% of Offering Purchased
by the Portfolio:		.00%


Broker:				Merrill Lynch


Member:				Joint Lead Manager


Portfolio:			Credit Suisse Strategic Small Cap Fund


Security:			Sirf Technology Hold


Date Purchased:			4/21/2004


Price Per Share:		$11.45


Shares Purchased
by the Portfolio *:		200


Total Principal Purchased
by the Portfolio *:		$2,290.00


% of Offering Purchased
by the Portfolio:		.00%


Broker:				Morgan Stanley


Member:				Joint Lead Manager


Portfolio:			Credit Suisse Strategic Small Cap Fund


Security:			B E Aerospace, Inc.


Date Purchased:			10/01/2004


Price Per Share:		$8.73


Shares Purchased
by the Portfolio *:		1,000.00


Total Principal Purchased
by the Portfolio *:		$8,730.00


% of Offering Purchased
by the Portfolio:		.01%


Broker:				UBS Warburg


Member:				Joint Lead Manager


Portfolio:			Credit Suisse Strategic Small Cap Fund


Security:			Build-A-Bear Workshop


Date Purchased:			10/27/2004


Price Per Share:		$19.16


Shares Purchased
by the Portfolio *:		100


Total Principal Purchased
by the Portfolio *:		$1,916.00


% of Offering Purchased
by the Portfolio:		.00%


Broker:				Salomon Smith


Member:				Joint Lead Manager